Bakkt Reports First Quarter 2025 Results

-Entered into cooperation agreement with Distributed Technologies Research (DTR) in Q1 2025 for access to AI and stablecoin payment infrastructure
-Commercial agreement with DTR, expected to be completed by Q3 2025, expected to bring new products for customers, including merchant checkout widget and white-label AI-powered plug-in for global money movement
-- Strengthened the leadership team with the addition of Ankit Khemka, Chief Product Officer, and Phillip Lord, President, Bakkt International
-Net income of $16.2 million, up 176.5% year-over-year, 140.4% sequentially

ALPHARETTA, GA – May 12, 2025 – Bakkt Holdings, Inc. (“Bakkt,” “Company,” “we” or “us”) (NYSE: BKKT) announced its financial and operational results for the quarter ended March 31, 2025.

Co-CEO Comments:
"The planned strategic collaboration between DTR and Bakkt will represent a transformative convergence of capabilities that we believe will position us to capture significant share in the rapidly expanding stablecoin payments ecosystem," said Akshay Naheta, Co-CEO of Bakkt. "By integrating DTR's cutting-edge payments infrastructure and AI capabilities with Bakkt's U.S. regulated trading platform, we will create a comprehensive ecosystem designed for frictionless movement between crypto trading, AI-powered solutions, and global digital payments. Our integration roadmap includes the launch of innovative products that we expect will redefine user experiences in the digital asset space while adhering to all compliance standards. We're committed to bridging the gap between traditional finance and decentralized finance through AI-integrated payments platforms, creating value for both institutional and retail customers with our groundbreaking products and solutions we look forward to bringing to market."

He continued, “We’ve also strengthened our executive leadership team with two key hires: Ankit Khemka as Chief Product Officer, to accelerate the rollout of our innovative product roadmap, and Phillip Lord as President of Bakkt International, to further expand our sales leads for helping with the launch of established, global fintech platforms in the U.S. market. Additionally, we’re conducting a thorough and strategic review of our priorities and organizational structure. We see meaningful opportunities to drive sharper resource allocation, unlock cost efficiencies, and deliver savings across the business, which will be reflected over the next few quarters.”

"Bakkt's evolution into a focused crypto infrastructure company is accelerating with remarkable momentum," said Andy Main, Co-CEO and President of Bakkt. "With our planned strategic divestitures of non-core assets and our collaboration with DTR, we're sharpening our focus on our fundamental crypto strengths while simultaneously enhancing our technological capabilities and reducing operating expenses. Our commercial agreement with DTR, which we are presently negotiating, will unlock access to DTR's advanced AI frameworks, which we believe will create unprecedented opportunities for product innovation, operational efficiencies, and customer engagement. We're seeing growing interest from global exchanges, decentralized wallet providers and financial institutions seeking compliant access to next-generation payment solutions. The positive regulatory trajectory in the U.S. for stablecoins, including progress on key legislation like the STABLE Act, combined with major financial and technology companies preparing to enter the space, validates our strategic direction and the timing of our cooperation with DTR as digital payments continue to evolve rapidly."

First Quarter 2025 Key Performance Indicators:
•Crypto enabled accounts grew to 6.8 million, up 7.9% year-over-year.
•Total transacting accounts remained relatively flat year-over-year and declined 20.1% sequentially to approximately 777,349, driven by reduced broader market activity.
•Notional traded volume, comprised of total crypto trading and loyalty redemption, increased 16.6% year-over-year to $1,213.0 million for the quarter, driven by stronger crypto market activity and increased prices and down 39.1% sequentially due to the reduced broader market activity.
•Assets under custody increased 52.5% year-over-year to $1,872.6 million, primarily due to higher trading prices for crypto assets and declined 18.7% sequentially due to lower crypto prices from the fourth quarter 2024.

First Quarter 2025 Financial Highlights (unaudited):
•Total revenues of $1,074.9 million for the quarter reflect a 25.8% increase year-over-year in gross crypto services revenues driven by Bakkt Crypto and the overall increase in broader market activity and a decrease of 40.2% sequentially due to the reduced broader market activity. Net loyalty revenues of $9.2 million for the quarter decreased 30.3% year-over-year and 17.1% sequentially, driven by reduced volume-based services revenue and transaction volume and the exit of a loyalty client in 2024.
•Total operating expenses of $1,093.4 million for the quarter, up 23.3% year-over-year driven by an increase in crypto costs and execution, clearing and brokerage fees (“ECB”) driven by higher trading volume, and down 39.6% sequentially due to the reduced broader market activity from the surge post-election.
•Total operating expenses excluding crypto costs and ECB decreased year-over-year 36.3% to $31.1 million for the quarter, driven by reductions in Selling, General and Administrative expenses (“SG&A”) and compensation and benefits expenses resulting from our restructuring actions in 2024 and increased sequentially 5.4% due to a shift from cash bonuses to stock-based compensation and a non-recurring $4.0 million cash bonus accrual reversal.
•Operating loss improved year-over-year 41.8% to $18.5 million for the quarter due to the reduction in operating expenses (outside of ECB) driven from the reduction in SG&A and compensation and benefits expenses resulting from our restructuring actions in 2024 and increased 42.0% sequentially due to lower net loyalty and crypto revenues.
•Net income (loss) improved 176.5% year-over-year and 140.4% sequentially from a loss of $21.3 million to a profit of $16.2 million for the quarter driven by the reduction in operating expenses (outside of ECB) and the recognized gain from the fair value of warrant liability recognized in the first quarter of 2025.
•Adjusted EBITDA loss (non-GAAP) improved year-over-year 11.0% to $14.5 million for the quarter primarily due to the overall decrease in SG&A and compensation and benefits expenses and decreased 126.6% sequentially due to the change in fair value of warrant liability.

First Quarter 2025 Condensed Results

$ in millions	1Q25	1Q24	Increase/ (decrease)
Total revenues[1]	$1,074.9	$854.6	25.8%
Crypto costs and execution, clearing and brokerage fees	1,062.3	837.6	26.8%
Operating expenses, excluding crypto costs and execution, clearing and brokerage fees	31.1	48.8	(36.3%)
Total operating expenses	1,093.4	886.4	23.3%
Operating loss	(18.5)	(31.8)	(41.8%)
Net income/ (loss)	16.2	(21.3)	(176.5%)
Adjusted EBITDA loss (non-GAAP)	($14.5)	($16.3)	11.0%

1. In accordance with GAAP, crypto services revenue and crypto costs and execution, clearing and brokerage fees are presented on a gross basis as the Company is a principal in those transactions.

Recent Operational Updates:
•DTR Cooperation Agreement:
oIn March 2025, Bakkt entered into a cooperation agreement with Distributed Technologies Research (DTR), which announced a planned collaboration with DTR intended to provide Bakkt with access to and stablecoin payment infrastructure. Under this agreement, and a commercial agreement presently being negotiated, DTR will provide Bakkt with proprietary payment processing technology, advanced APIs, DTR's advanced AI, and infrastructure to be integrated into Bakkt's platform, enabling global transfers and settlement services across all jurisdictions where Bakkt or its affiliates operate.
oThe commercial agreement is expected to be signed in by Q3 2025 and will formalize specific terms, revenue structures, and implementation timelines and is also expected to bring several potential new products for customers, including a merchant checkout widget and white-label AI-powered plugin for global money movement. Bakkt has already initiated preliminary integration processes, working to combine its regulated crypto trading platform with DTR's innovative stablecoin infrastructure and AI capabilities, as Bakkt positions itself to gain substantial market share in the expanding stablecoin payments ecosystem. However, there is no guarantee that the commercial agreement or planned integration with DTR will be executed on terms favorable to Bakkt, if at all, or on the expected timeline.
oAs part of this effort, both companies are conducting a thorough operational assessment to identify synergies and optimization opportunities. The comprehensive review encompasses technology integration pathways, market expansion strategies, and resource allocation to maximize the partnership's effectiveness. As a result, the Company is suspending its practice of providing quarterly guidance until further notice.

Webcast and Conference Call Information
Bakkt will host a conference call at 5:00 PM ET, May 12, 2025. The earnings conference call will be webcast live here and archived on the investor relations section of Bakkt’s corporate website under the ‘Events & Presentations’ section, along with any related earnings materials.

Investors and analysts interested in participating in the call are invited to dial (833) 470-1428 or (404) 975-4839, and reference participant access code 550946 approximately ten minutes prior to the start of the call.
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About Bakkt
Founded in 2018, Bakkt builds solutions that enable our clients to grow with the crypto economy. Through institutional-grade trading and onramp capabilities, our clients leverage technology that’s built for sustainable, long-term involvement in crypto.

Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ |
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Bakkt-E
Source: Bakkt Holdings, Inc.

Contacts
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IR@bakkt.com

Media
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Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, Bakkt’s guidance and outlook and the trends and assumptions underlying such guidance and outlook, statements regarding the cooperation agreement, proposed commercial agreement, including whether such agreement or the related integration will be executed on terms favorable to Bakkt, if at all, or be completed on the expected timeline, and proposed integration between Bakkt and DTR and the expected benefits therefrom, including the expected integration of certain DTR infrastructure, Bakkt’s plans to offer products and services to an international market, statements regarding Bakkt’s and DTR’s expected potential future functionality, including regarding cryptocurrency, AI, and digital stablecoin payment solutions and related product offerings and the expected benefits therefrom, Bakkt’s strategic evaluation of alternatives for its Loyalty business, Bakkt’s aims to become more crypto and payment solution focused,, Bakkt’s plans and expectations, including statements about new products and features, partnerships, joint ventures and growth, Bakkt’s expectations regarding crypto and stablecoin market growth, including from the recent positive macro sentiment and Bakkt serving as an industry leader, the regulatory environment for crypto currencies and digital stablecoin payments, and Bakkt’s beliefs regarding its ability to deliver value to its clients and shareholders, Bakkt’s plans to provide quarterly guidance going forward, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: the conditions and events that raised substantial doubt about the Company’s ability to continue as a going concern; the Company’s ability to grow and manage growth profitably; the possibility that the Company may be unable to obtain the applicable regulatory approvals to execute on the cooperation agreement with DTR; changes in the Company’s business strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and continued access to the ICE line of credit; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; volatility and disruptions in the crypto, digital payments and stablecoin markets that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company and market sentiments regarding crypto currencies, digital payments and stablecoins; the possibility that the Company may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors; the Company’s ability to launch new services and products, including with its expected commercial partners, or to profitably expand into new markets and services; the Company’s ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and the Company’s initiatives to add new clients; the Company’s ability to reach definitive agreements with its expected commercial counterparties; the Company’s ability to successfully complete a strategic transaction of the Loyalty business; the Company’s failure to comply with extensive government regulations, oversight, licensure and appraisals; uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto; the Company’s ability to establish and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; the Company’s ability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.

Definitions
•Crypto-enabled accounts: total crypto accounts open.
•Transacting accounts: unique accounts that perform at least one transaction across crypto buy/sell and loyalty redemption each month. Monthly figures are de-duped for the month. Quarterly figure represents sum of all months in the quarter.
•Notional traded volume: total notional volume of transactions across crypto buy/sell and loyalty redemption. Figures represent gross values recorded as of order date.
•Assets under custody: the sum of coin quantities held by customers multiplied by the final quote for each coin on the last day of the quarter.

Bakkt Q1 2025 Financial Statements

Consolidated Balance Sheets

$ in millions except per share data	As of 3/31/25	As of 3/31/24
Assets
Current assets
Cash and cash equivalents	$23.0	$39.0
Restricted cash	19.8	24.9
Customer funds	12.0	88.6
Accounts receivable, net	28.7	24.6
Prepaid insurance	2.5	4.0
Assets of businesses held for sale	3.5	—
Other current assets	3.0	2.7
Total current assets	92.5	183.8
Property, equipment and software, net	2.0	2.1
Goodwill	68.0	68.0
Intangible assets, net	2.9	2.9
Other assets	11.0	12.6
Total assets	$176.3	$269.4
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$37.5	$39.9
Customer funds payable	12.0	88.6
Deferred revenue, current	1.5	1.6
Due to related party	2.2	2.4
Liabilities of businesses held for sale	0.1	—
Other current liabilities	5.1	5.3
Total current liabilities	58.4	137.7
Deferred revenue, noncurrent	2.3	2.6
Warrant liability	14.7	46.9
Other noncurrent liabilities	19.3	19.3
Total liabilities	94.8	206.5
Stockholders' equity
Class A Common Stock ($0.0001 par value, 30,000,000 shares authorized, 6,656,355 shares issued and outstanding as of March 31, 2025 and 6,510,885 shares issued and outstanding as of December 31, 2024)	1	1
Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,177,774 shares issued and outstanding as of March 31, 2025 and 7,178,303 shares issued and outstanding as of December 31, 2024)	1	1
Additional paid-in capital	835.1	832.7
Accumulated other comprehensive loss	(0.8)	(0.8)
Accumulated deficit	(790.2)	(798.0)
Total stockholders' equity	44.1	33.9
Noncontrolling interest	37.5	29.0
Total equity	81.6	62.9
Total liabilities and stockholders' equity	$176.3	$269.4

Consolidated Statements of Operations

$ in millions except per share data	1Q25	1Q24
Revenues:
Crypto services	$1,065.8	$841.3
Loyalty services, net	9.2	13.2
Total revenues	1,074.9	854.6
Operating expenses:
Crypto costs	1,054.6	832.0
Execution, clearing and brokerage fees	7.7	5.6
Compensation and benefits	17.8	24.5
Professional services	5.2	3.6
Technology and communication	3.6	5.9
Selling, general and administrative	3.8	7.8
Depreciation and amortization	0.2	0.1
Goodwill and intangible asset impairments	—	0.0
Impairment of long-lived assets	—	0.3
Restructuring expenses	0.2	6.1
Other operating expenses	0.2	0.4
Total operating expenses	1,093.4	886.4
Operating loss	(18.5)	(31.8)
Interest income, net	0.6	1.0
Gain from change in fair value of warrant liability	32.2	9.0
Other income, net	1.9	0.7
Net income (loss) before income taxes	16.3	(21.1)
Income tax (expense) benefit	(0.0)	(0.2)
Net income (loss)	16.2	(21.3)
Less: Net income (loss) attributable to noncontrolling interest	8.5	(13.1)
Net income (loss) attributable to Bakkt Holdings, Inc.	$7.7	$(8.2)

Net income (loss) per share attributable to Class A Common Stockholders
Basic	$1.18	$(1.86)
Diluted	$1.13	$(1.86)

Consolidated Statements of Cash Flows

$ in millions	1Q25	1Q24
Cash flows from operating activities:
Net income (loss)	$16.2	$(21.3)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	0.2	0.1
Non-cash lease expense	0.3	0.6
Share-based compensation expense	3.3	8.0
Forfeiture and cancellation of common units	—	0.3
Gain on lease assignment	(1.8)	—
Loss (gain) from change in fair value of warrant liability	(32.2)	(9.0)
Changes in operating assets and liabilities:
Accounts receivable	(3.6)	(6.3)
Prepaid insurance	1.4	3.9
Accounts payable and accrued liabilities	(1.8)	10.9
Due to related party	(0.2)	(0.7)
Deferred revenue	(0.4)	(1.3)
Operating lease liabilities	(1.8)	(1.0)
Customer funds payable	(76.6)	55.2
Assets and liabilities of businesses held for sale	(3.5)	—
Other assets and liabilities	(1.0)	(1.0)
Net cash provided by (used in) operating activities	(101.3)	38.4
Cash flows from investing activities:
Capitalized internal-use software development costs and other capital expenditures	(0.1)	(1.8)
Purchase of available-for-sale securities	—	(18.0)
Proceeds from the settlement of available-for-sale securities	—	17.5
Net cash used in investing activities	(0.1)	(2.3)
Cash flows from financing activities:
Proceeds from Concurrent Offerings, net of issuance costs	—	39.0
Proceeds from the exercise of warrants	0.0	—
Withholding tax payments on net share settlements on equity awards	(0.9)	(2.3)
Proceeds on revolving credit facility	5.0	—
Net cash provided by financing activities	4.1	36.7
Effect of exchange rate changes	0.0	(0.4)
Net increase (decrease) in cash, cash equivalents, restricted cash, customer funds and deposits	(97.3)	72.3
Cash, cash equivalents, restricted cash, customer funds and deposits at the beginning of the period	$153.7	$118.5
Cash, cash equivalents, restricted cash, customer funds and deposits at the end of the period	$56.5	$190.8

Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures – Adjusted EBITDA
Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, acquisition-related expenses, share-based and unit-based compensation expense, goodwill and intangible assets impairments, restructuring charges, changes in the fair value of our warrant liability and certain other non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results and are not components of our core business operations. Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. This measure may be useful to an investor in evaluating our performance. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Non-GAAP financial measures like Adjusted EBITDA and Free Cash Flow have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

$mm's	1Q25	1Q24
Net income (loss)	$16.3	$(21.3)
Depreciation and amortization	0.2	0.1
Interest income, net	(0.6)	(1.0)
Income tax expense	—	0.2
EBITDA	$15.9	$(22.0)
Share-based and unit-based compensation expense	3.3	8.0
Gain from change in fair value of warrant liability	(32.2)	(9.0)
Impairment of long-lived assets	—	0.3
Restructuring expenses	0.2	6.1
Shelf registration expenses	—	0.2
Transition services expense	—	0.2
Gain on lease assignment	(1.8)	—
Adjusted EBITDA loss	$(14.5)	$(16.3)